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                                                                    EXHIBIT 4(1)

NUMBER                                                                    SHARES

------                    CANARGO ENERGY CORPORATION LOGO                 ------

                            CANARGO ENERGY CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $0.10                                            CUSIP NO. 137225 10 8
COMMON STOCK

THIS CERTIFIES THAT

is the owner of

            FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK
                           PAR VALUE OF $0.10 EACH OF
                           CANARGO ENERGY CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                        DATED:

PRESIDENT                               Countersigned and Registered

                                                  SIGNATURE STOCK TRANSFER, INC.
                                                   (Plano, Texas) Transfer Agent

SECRETARY                               By

                                                            Authorized Signature

                                      SEAL